                                                                    EXHIBIT 11.1

                        COMPUTATION OF NET EARNINGS PER SHARE
                   (Dollars in thousands, except per share amounts)


                                                                                     Quarter Ended March 31
                                                                                    -----------------------
                                                                                        1997           1996
                                                                                    -----------------------

PRIMARY
    Net Earnings                                                                    $  7,883       $  6,183
                                                                                    -----------------------
                                                                                    -----------------------

         Shares of common stock and common stock equivalents:
         Weighted average shares outstanding                                          27,410         27,167
         Dilutive effect of stock options and warrants outstanding (1)                 1,048          1,111
                                                                                    -----------------------
              Total                                                                   28,458         28,278
                                                                                    -----------------------
                                                                                    -----------------------

    Net Earnings Per Share                                                          $   0.28       $   0.22
                                                                                    -----------------------
                                                                                    -----------------------

FULLY DILUTED
    Net Earnings                                                                    $  7,883       $  6,183
                                                                                    -----------------------
                                                                                    -----------------------

         Shares of common stock and common stock equivalents:
         Weighted average shares outstanding                                          27,410         27,167
         Dilutive effect of stock options and warrants outstanding (2)                 1,048          1,111
                                                                                    -----------------------
              Total                                                                   28,458         28,278
                                                                                    -----------------------
                                                                                    -----------------------


    Net Earnings Per Share                                                          $   0.28       $   0.22
                                                                                    -----------------------
                                                                                    -----------------------
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(1) Outstanding stock options and warrants based on the treasury stock method using the average market price for the quarter.

(2) Outstanding stock options and warrants based on the treasury stock method using the greater of the average market price or the ending market price for the quarter.


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